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                                                                     EXHIBIT 5.2

    [LETTERHEAD OF BROWNSTEIN HYATT FARBER & STRICKLAND, P.C. APPEARS HERE]


                               March 20, 1998



Silicon Gaming, Inc.
2800 West Bayshore Road
Palo Alto, CA  94303

     RE: Form S-3 Registration Statement of 375,000 Shares of Common Stock of Silicon Gaming, Inc.

Ladies and Gentlemen:

     We have acted as special Colorado counsel to Silicon Gaming, Inc., a California corporation (the "Company"), in connection with the registration of 375,000 shares of the Company's Common Stock (the "Securities"), as filed with the U.S. Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act").

     This opinion (this "Opinion") is being furnished to you pursuant to the section of the Registration Statement (as hereinafter defined), entitled "Legal Matters." Unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

     In rendering the opinion set forth herein, we have examined and relied on originals or copies of the Registration Statement relating to the Securities, filed with the Commission, on March 20, 1998 (the "Registration Statement"). We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

     For purposes of the Opinion, we have assumed the conformity to original documents of all documents submitted to us as photostatic copies and the authenticity of the originals of such copies.

     Members of our firm are admitted to the Bar of the State of Colorado. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Colorado.
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     Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, as of the date hereof, we are of the opinion that the statements concerning Colorado gaming laws included in the Registration Statement under the captions "Risk Factors--Regulatory Approval" and "Business--Gaming Regulation and Licensing--Colorado Regulatory Matters," insofar as they relate to statements of law or legal conclusions regarding Colorado gaming laws and regulations, when taken together, fairly summarize the information called for with respect to such legal matters, subject to the qualification that such summaries are inherently incomplete descriptions of complex statutes, regulations and documents.

     This Opinion is provided to you at your request for use in connection with the registration of the Securities contemplated in the Registration Statement. This Opinion may not be relied upon for any other purpose, nor may it be quoted from or referred to, or copies delivered to any other person, without our prior written consent. Further, this Opinion is given as of the date first written above and we have no obligation to update this Opinion for any changes in the law.

                                   Very truly yours,




                                   /s/ Brownstein Hyatt Farber & Strickland
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                                   Brownstein Hyatt Farber & Strickland, P.C.